Exhibit 5.1

1271 Avenue of the Americas |New York, NY 10020

blankrome.com

August 11, 2023

BIOLASE, Inc.

27042 Towne Centre Drive, Suite 270

Lake Forest, California 92610

Re:	BIOLASE, Inc. Registration Statement on Form S-1 (File No. 333-273372)

Dear Ladies & Gentlemen:

We have acted as U.S. securities counsel to BIOLASE, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-271660) (as amended through the date hereof, the “Registration Statement”) relating to the registration by the Company of up to $12,000,000 of units (the “Units”) consisting of (i) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or (ii) Pre-Funded Warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”) in lieu thereof of Shares and (iii) up to $12,000,000 of common stock warrants (the “Common Warrants”) to purchase shares of Common Stock (the “Common Warrant Shares”). The Warrants are being issued pursuant to the terms of that certain warrant agency agreement (the “Warrant Agency Agreement”) to be entered into by and among the Company, Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate Computershare Trust Company, N.A., a federally chartered trust company (together with Computershare, the “Warrant Agent”), the form of which Warrant Agency Agreement has been filed as Exhibit 4.4 to the Registration Statement. The Units, the Shares, the Pre-Funded Warrants, the Common Warrants, the Warrant Shares, and the Pre-Funded Warrant Shares are to be sold by the Company pursuant to that certain securities purchase agreement (the “Purchase Agreement”) to be entered into by and between the Company and the purchasers named on the signature pages thereto, the form of which has been filed as Exhibit 10.24 to the Registration Statement.

In our capacity as counsel to the Company, we have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed, including, but not limited to, the Company’s restated certificate of incorporation, as amended (the “Certificate of Incorporation”), including the Purchase Agreement, the Common Warrants, the Pre-Funded Warrants, and the Warrant Agency Agreement. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

Blank Rome LLP  |  blankrome.com

BIOLASE, Inc.

August 11, 2023

With regard to our opinions concerning the Units, the Common Warrants and the Pre-Funded Warrants constituting valid and binding obligations of the Company:

1.

Our opinions are subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

2.

Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

3.

We express no opinion as to any provision of the Warrants or the Pre-Funded Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Warrants or the Pre-Funded Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

4.

We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Warrants.

Based upon the foregoing, it is our opinion that:

1.

When the Units are issued, delivered and paid for (i) in accordance with the terms of the Purchase Agreement, (ii) in accordance with and in the manner described in the Registration Statement, and (iii) in accordance with the resolutions adopted by the Company, the Units will be legally binding obligations of the Company enforceable in accordance with their terms.

2.

When the Shares are issued, delivered and paid for (i) in accordance with the terms of the Purchase Agreement, (ii) in accordance with and in the manner described in the Registration Statement, and (iii) in accordance with the resolutions adopted by the Company, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

BIOLASE, Inc.

August 11, 2023

3.

When the Common Warrants are issued, delivered and paid for (i) in accordance with the terms of the Purchase Agreement, (ii) in accordance with and in the manner described in the Registration Statement, (iii) in accordance with the resolutions adopted by the Company and (iv) in accordance with the terms of the Common Warrants and the Warrant Agency Agreement, the Common Warrants will be legally binding obligations of the Company enforceable in accordance with their terms.

4.

When the Pre-Funded Warrants are issued, delivered and paid for (i) in accordance with the terms of the Purchase Agreement, (ii) in accordance with and in the manner described in the Registration Statement, (iii) in accordance with the resolutions adopted by the Company and (iv) in accordance with the terms of the Pre-Funded Warrants and the Pre-Funded Warrants will be legally binding obligations of the Company enforceable in accordance with their terms.

5.

When the Warrant Shares are issued, delivered and paid for and upon valid exercise thereof and against receipt of the exercise price therefor (i) in accordance with the terms of the Purchase Agreement, (ii) in accordance with and in the manner described in the Registration Statement, (iii) in accordance with the resolutions adopted by the Company, and (iv) in accordance with the terms of the Warrants and the Warrant Agency Agreement, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

6.

When the Pre-Funded Warrant Shares are issued, delivered and paid for and upon valid exercise thereof and against receipt of the exercise price therefor (i) in accordance with the terms of the Purchase Agreement, (ii) in accordance with and in the manner described in the Registration Statement, (iii) in accordance with the resolutions adopted by the Company, and (iv) in accordance with the terms of the Pre-Funded Warrants, the Pre-Funded Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited to the laws of the State of Delaware as in effect on the date hereof and as to the Common Warrants and Pre-Funded Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

BIOLASE, Inc.

August 11, 2023

Very truly yours,

/s/ BLANK ROME
BLANK ROME LLP